Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) is made by and between Jon C. Kubo (“Executive”) and The Wet Seal, Inc., a Delaware corporation, and any of its affiliates (the “Company”), effective as of the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:

A. Executive’s employment with the Company will end effective upon the Termination Date (as defined below).

B. Executive and the Company want to end their relationship amicably and also to establish the obligations of the parties including, without limitation, all amounts due and owing to Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. Termination of Employment. Executive acknowledges that his last day of employment with the Company shall be September 30, 2011 or such earlier date as determined by the Company in the event the Transition Duties (as defined below) are not performed to the reasonable satisfaction of the Company (the “Termination Date”), provided, that the Termination Date may be extended in thirty (30) day increments upon the mutual agreement of the Company and Executive in substantially the form attached hereto as Exhibit A and the term “Termination Date” shall refer to such extended date. Executive acknowledges and agrees that his status as an officer of the Company and each of its affiliates shall terminate as of the Effective Date. In addition, Executive hereby resigns from any board of directors or committees upon which Executive serves on behalf of the Company.

2. Continued Employment.

(a) Employment Period. From the Effective Date through the Termination Date (the “Employment Period”), Executive shall remain employed by the Company in the non-executive position of Senior Vice President of Information Technology, reporting to the President and Chief Operating Officer of the Company.

(b) Duties. During the Employment Period, Executive shall (i) train and oversee the transition of a successor for Executive’s previous position as Senior Vice President E Commerce and Chief Information Officer of the Company, (ii) develop a new 18-month software upgrade and integration plan, (iii) develop a new 18-month hardware upgrade plan, (iv) develop the 2012 capital and expense budget for Information Technology and E Commerce, (v) finalize the implementation of 13.2 software and POS repairs and (vi) continue to provide day-to-day leadership and guidance to the Company’s Information Technology employees (“Transition Duties”). Executive shall devote such time as shall be necessary to perform the Transition Duties.

(c) Salary and Benefits Continuation. During the Employment Period, Executive will continue to be paid base salary at the rate in affect on the Effective Date, accrue paid vacation and be eligible for all employee benefit plans available to senior executives of the Company through the Termination Date. All payments made to Executive during the Employment Period will be subject to standard payroll deductions and withholdings.

(d) Promotion Bonus. Subject to Executive’s performance of the Transition Duties to the reasonable satisfaction of the Company, the Company shall waive repayment of the first installment of the Promotion Bonus (within the meaning of the Employment Agreement entered into by and between the Company and Executive, dated as of August 26, 2010 (the “Employment Agreement”)) paid to Executive on September 3, 2010 in the amount of twenty five thousand dollars ($25,000). Executive acknowledges and agrees that Executive shall not be entitled to receive the second installment of the Promotion Bonus irrespective of Executive’s continued employment in accordance with this Agreement.

(e) Protection of Information. Executive agrees that, during the Employment Period and thereafter, Executive will not, except for the purposes of performing the Transition Duties, seek to obtain any confidential or proprietary information or materials of the Company.

3. Separation Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to the execution of this Agreement and, on or within twenty-one days following the Termination Date, the General Release of Claims attached hereto as Exhibit B (the “Release of Claims”) and Executive’s performance of his continuing obligations pursuant to this Agreement, the Employment Agreement, any confidential or proprietary information agreement between Executive and the Company and any other material agreement between Executive and the Company, to provide Executive the severance benefits set forth in Section 5.6 of the Employment Agreement.

4. Full Release. For the consideration set forth in this Agreement and the Employment Agreement and for other fair and valuable consideration therefor, Executive, for himself, his heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby fully releases and discharges the Company, its parents, subsidiaries, affiliates, insurers, successors, and assigns, and their respective officers, directors, employees, and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Company Entities”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, from the beginning of time through the date of this Agreement, against the Company Entities arising out of or in any way related to Executive’s employment or termination of his employment; provided, however, that this shall not be a release with respect to any amounts and benefits owed to Executive pursuant to the Employment Agreement upon termination of employment (subject to the terms and conditions of the Employment Agreement, including, without limitation, the execution and non-revocation of the Release of Claims on or within twenty-one (21) days following the Termination Date), employee benefit plans of the Company or Executive’s right to indemnification as provided in the Company’s Charter and ByLaws.

5. Waiver of Rights Under Other Statutes. Executive understands that this Agreement waives all claims and rights Executive may have under certain federal, state and local statutory and regulatory laws, as each may be amended from time to time, including but not limited to, the Age Discrimination in Employment Act (including the Older Workers Benefit

Protection Act), Title VII of the Civil Rights Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act, the California Family Rights Act, California law regarding Relocations, Terminations, and Mass Layoffs, the California Labor Code; and all other statutes, regulations, common law, and other laws in any and all jurisdictions (including, but not limited to, California) that in any way relate to Executive’s employment or the termination of his employment.

6. Informed and Voluntary Signature. No promise or inducement has been made other than those set forth in this Agreement. This Agreement is executed by Executive without reliance on any representation by Company or any of its agents. Executive states that he is fully competent to manage his business affairs and understands that he may be waiving legal rights by signing this Agreement. Executive hereby acknowledges that he has carefully read this Agreement and has had the opportunity to thoroughly discuss the terms of this Agreement with legal counsel of his choosing. Executive hereby acknowledges that he fully understands the terms of this Agreement and its final and binding effect and that he affixes his signature hereto voluntarily and of his own free will.

7. Waiver Of Civil Code Section 1542. It is the intention of the parties in signing this Agreement that it should be effective as a bar to each and every claim, demand and cause of action stated above. In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action referred to above. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

8. Maintaining Confidential Information.

(a) Executive reaffirms his obligations under Section 7 of his Employment Agreement pertaining to Proprietary Information (as defined in his Employment Agreement), whereby Executive agrees, among other things, to keep confidential and not to use or divulge any confidential or Proprietary Information of the Company to which the Executive obtains access to beginning on Executive’s employment with the Company until the Termination Date.

(b) Executive reaffirms his obligations under Section 8 of his Employment Agreement pertaining to rights to Inventions (as defined in his Employment

Agreement), whereby Executive agrees, among other things, to assign to the Company Executive’s right, title and interest in and to any Inventions that Executive may conceive, discover or make, either solely or jointly with others, patentable or unpatentable, from the beginning on Executive’s employment with the Company until the Termination Date.

(c) Executive agrees to refrain from representing the Company, whether directly or indirectly, when (a) engaging in charitable and community activities, (b) participating in industry and trade organization activities and (c) delivering lectures, fulfilling speaking engagements or teaching at educational institutions.

(d) Executive acknowledges and agrees that the payments provided in Sections 2 and 3 above shall be subject to Executive’s continued compliance with Executive’s obligations under Subsections (a), (b) and (c) of this Section 8 and that nothing herein shall limit the Company’s recourse in the event of Executive’s breach of any such Subsection or the related provisions of the Employment Agreement.

9. Miscellaneous.

(a) This Agreement shall be governed in all respects by the laws of the State of California without regard to its principles of conflict of law.

(b) In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

(e) This Agreement, the Release of Claims, the Employment Agreement and the Stock Option Agreement (as defined in the Employment Agreement) represent the entire agreement between the parties with respect to the subject matter hereto and may not be amended except in a writing signed by the Company and Executive. If any dispute should arise under this Agreement, it shall be settled in accordance with the terms of Section 15 of the Employment Agreement.

(f) This Agreement shall be binding on the executors, heirs, administrators, successors and assigns of Executive and the successors and assigns of Company and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Company Entities and the Releasors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on July     , 2011.

THE WET SEAL, INC.

By:	/s/ Ken Seipel
Name: Ken Seipel
Title: President and Chief Operating Officer

EXECUTIVE

/s/ Jon C. Kubo
Jon C. Kubo

EXHIBIT A

EXTENSION OF TERMINATION DATE

[                    ], 2011

Jon C. Kubo

[ADDRESS]

Re:	Extension of Termination Date under Separation Agreement

Dear Jon:

In accordance with the Separation Agreement entered into by and between you and The Wet Seal, Inc., a Delaware corporation (the “Company”), dated as of July [    ], 2011 (the “Separation Agreement”), the Company wishes to extend your Employment Period (as defined in the Separation Agreement) by thirty (30) days. Upon your signature to this letter, for all purposes of the Separation Agreement, the term “Termination Date” shall mean October 30, 2011 or such earlier date as determined by the Company in the event the Transition Duties (as defined in the Separation Agreement) are not performed to the reasonable satisfaction of the Company.

Upon your signature to this letter, the Separation Agreement will be deemed amended to the extent necessary to reflect the terms set forth herein. Otherwise, the Separation Agreement will remain in full force and effect.

To indicate your acceptance of this letter, please sign and date this letter in the space provided below and return it to the Company by [                    ], 2011.

Very truly yours,

THE WET SEAL, INC.

Name:
Title:

ACCEPTED AND AGREED:

Jon C. Kubo	Date

EXHIBIT B

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of                     , 2011, between Jon C. Kubo (the “Executive”) and The Wet Seal, Inc., a Delaware corporation, and any of its affiliates (the “Company”), effective eight (8) days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes his acceptance of this Release as provided in Section 4, below.

1. Full Release. For the consideration set forth in the Transition and Separation Agreement entered into between the Company and Executive, dated as July [    ], 2011 (the “Transition and Separation Agreement”) and the Employment Agreement by and between the Company and Executive, dated as August 26, 2010 (the “Employment Agreement”) and for other fair and valuable consideration therefor, Executive, for himself, his heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby fully releases and discharges the Company, its parents, subsidiaries, affiliates, insurers, successors, and assigns, and their respective officers, directors, employees, and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Company Entities”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, from the beginning of time through the date of this Release, against the Company Entities arising out of or in any way related to Executive’s employment or termination of his employment; provided, however, that this shall not be a release with respect to any amounts and benefits owed to Executive pursuant to the Employment Agreement upon termination of employment, employee benefit plans of the Company, or Executive’s right to indemnification as provided in the Company’s Charter and ByLaws.

2. Waiver of Rights Under Other Statutes. Executive understands that this Release waives all claims and rights Executive may have under certain federal, state and local statutory and regulatory laws, as each may be amended from time to time, including but not limited to, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act) (“ADEA”), Title VII of the Civil Rights Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act, the California Family Rights Act, California law regarding Relocations, Terminations, and Mass Layoffs, the California Labor Code; and all other statutes, regulations, common law, and other laws in any and all jurisdictions (including, but not limited to, California) that in any way relate to Executive’s employment or the termination of his employment.

3. Informed and Voluntary Signature. No promise or inducement has been made other than those set forth in this Release and the Transition and Separation Agreement. This Release is executed by Executive without reliance on any representation by Company or any of its agents. Executive states that he is fully competent to manage his business affairs and understands that he may be waiving legal rights by signing this Release. Executive hereby acknowledges that he has carefully read this Release and has had the opportunity to thoroughly discuss the terms of this Release with legal counsel of his choosing. Executive hereby acknowledges that he fully understands the terms of this Release and its final and binding effect and that he affixes his signature hereto voluntarily and of his own free will.

4. Waiver of Rights Under the Age Discrimination Act. Executive understands that this Release waives all of his claims and rights under the ADEA. The waiver of Executive’s rights under the ADEA does not extend to claims or rights that might arise after the date this Release is executed. The monies to be paid to Executive are in addition to any sums to which Executive would be entitled without signing this Release. For a period of seven (7) days following execution of this Release, Executive may revoke the terms of this Release by a written document received by the Chief Financial Officer of the Company or other person designated by the Board of Directors of the Company no later than 11:59 p.m. of the seventh day following Executive’s execution of this Release. The Release will not be effective until said revocation period has expired. Executive acknowledges that he has been given up to twenty-one (21) days to decide whether to sign this Release. Executive has been advised to consult with an attorney prior to executing this Release and has been given a full and fair opportunity to do so.

5. Waiver Of Civil Code Section 1542. It is the intention of the parties in signing this Release that it should be effective as a bar to each and every claim, demand and cause of action stated above. In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action referred to above. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

6. Miscellaneous.

(a) This Release shall be governed in all respects by the laws of the State of California without regard to its principles of conflict of law.

(b) In the event that any one or more of the provisions of this Release is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Release is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

(c) This Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) The paragraph headings used in this Release are included solely for convenience and shall not affect or be used in connection with the interpretation of this Release.

(e) This Release, the Transition and Separation Agreement, the Employment Agreement and the Stock Option Agreement (as defined in the Employment Agreement) represent the entire agreement between the parties with respect to the subject matter hereto and may not be amended except in a writing signed by the Company and Executive. If any dispute should arise under this Release, it shall be settled in accordance with the terms of Section 15 of the Employment Agreement.

(f) This Release shall be binding on the executors, heirs, administrators, successors and assigns of Executive and the successors and assigns of Company and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Company Entities and the Releasors.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Release on                     , 2011.

THE WET SEAL, INC.

By:
Name:
Title:

EXECUTIVE

Jon C. Kubo